Exhibit 99.2

Courier Corporation Declares Quarterly Dividend and Announces New Share Repurchase Plan

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 20, 2012--The Board of Directors of Courier Corporation (Nasdaq: CRRC), has declared a dividend of 21.0 cents per common share, payable December 14, 2012 to stockholders of record on November 30, 2012. The amount of the dividend is the same as declared in the previous quarter.

The Board of Directors also authorized the repurchase of up to $10 million of the Company's outstanding common stock to be carried out over the next twelve months. Share repurchases will take place from time to time at management's discretion depending on market conditions, share price and other factors, either on the open market or privately negotiated, and may include repurchases pursuant to Securities and Exchange Commission Rule 10b5-1 nondiscretionary trading programs. The share repurchase program may be suspended or terminated at any time without prior notice.

Courier Chairman and Chief Executive Officer James F. Conway III stated, “In addition to authorizing the new stock repurchase program, the Board reaffirmed its commitment to the dividend, based on its confidence in the continuing strength of the company’s balance sheet, cash flow and business prospects. These steps support our goal of returning value to shareholders.”

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and more than 10,000 titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2013, expansion into e-books and digital content offerings, and the Company’s financial expectations for fiscal year 2013, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com